Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1 TO

TERMINATION AND FUTURE SHARING AGREEMENT

This Amendment No. 1 to Termination and Future Sharing Agreement (the “Amendment”) entered into as of December 5, 2016 (the “Effective Date”), by and among WLR-Greenbrier Rail Inc., a Delaware corporation (the “Company”) and Greenbrier Leasing Company LLC, an Oregon limited liability company (“GLC” and together with the Company, the “Parties”, and each, a “Party”).

WHEREAS, the Parties have entered into a Termination and Future Sharing Agreement as of September 30, 2015 (the “Existing Agreement”);

WHEREAS, for the consideration to be paid as described herein, the Parties hereto desire to amend the Existing Agreement to conclude and confirm as fully performed certain of their covenants in the Existing Agreement on the terms and subject to the conditions set forth herein; and

WHEREAS, pursuant to Section 7(c) of the Existing Agreement, the amendments contemplated by the Parties must be contained in a written agreement signed by each Party.

NOW, THEREFORE, in consideration of the premises set forth herein, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2. Amendments to the Existing Agreement. As of the Effective Date, the Existing Agreement is hereby amended as follows:

(a) Section 3 of the Existing Agreement is hereby replaced with the following new Section 3:

Upon payment by GLC to the Company of Three Million Six Hundred Thousand Dollars ($3,600,000.00) in immediately available funds to an account designated by the Company (the “Final Payment”), GLC shall have no obligation to make any Future Distributions to the Company. All funds remaining in the Fleet Reserve (as Residual Income or otherwise) as well as all future income related to the Lease Fleet (whether Lease Income, income arising from a Lease Fleet Event, or otherwise) shall be the exclusive property of GLC and the Company shall have no rights thereto.

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(b) Section 4 of the Existing Agreement is hereby replaced with the following new Section 4:

Upon payment by GLC to the Company of the Final Payment, all of GLC’s and the Company’s respective obligations set forth in Section 4 of the Existing Agreement shall be deemed performed in their entirety and each of GLC and the Company shall have no further obligations to the other Party under Section 4 of the Existing Agreement.

(c) Section 6 of the Existing Agreement is hereby amended by added to the end of the existing paragraph therein the following sentence:

For avoidance of doubt, upon payment by GLC to the Company of the Final Payment under that certain Amendment between GLC and the Company dated December 5, 2016 (the “Amendment”), the waiver and release in this Section 6 shall apply through and including the date of the Amendment.

3. Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

4. Miscellaneous. Section 7 of the Existing Agreement is incorporated by reference to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

WLR-GREENBRIER RAIL INC.

By:	/s/ Wendy Teramoto
Name:	Wendy Teramoto
Title:	Managing Director

GREENBRIER LEASING COMPANY LLC

By:	/s/ Mark Rittenbaum
Name:	Mark Rittenbaum
Title:	EVP, Commercial and Leasing

Solely for purposes of the Amendments to Section 6 of the Existing Agreement:

WL ROSS-GREENBRIER RAIL HOLDINGS I LLC

By:	/s/ Wendy Teramoto
Name:	Wendy Teramoto
Title:	Managing Director

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